UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15th, 2005

Commission File No. 000-25553

Amersin Life Sciences Corporation

(Exact name of registrant as specified in its charter)

NEVADA	88-0419476
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

410 Park Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 881-2891

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Termination of a Materially Definitive Agreement

On September 15th, 2005 the company notified the minority partners in its Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. joint venture in Hubei Province China that it did not believe it would be in the best interest of its shareholders to advance additional funds to complete acquisition of its interest or to provide additional working capital.  It is anticipated that discussions and negotiations will take place over the next several weeks which may lead to the company holding a minority position in the Joint Venture, selling its interest in the joint venture back to the vendors (a company controlled by the minority partners) or other outcome which is not yet determined.  Additional information will be made available once a definitive agreement has been determined.

A copy of the news release is attached as exhibit 99.1

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amersin Life Sciences Corporation (Registrant)

By:	/s/ H. Y. (Reid) Li
H. Y. (Reid) Li
President and Chief Executive Officer

Date: September 15th, 2005

EXHIBIT 99.1 – Copy of News Release

Amersin notifies Chinese joint venture that it will not be providing additional funds

New York, September 15th, 2005 – PRIMEZONE - Amersin Life Science Corporation (OTCBB: AMLS) Chief Executive Officer, H. Y. (Reid) Li, announced that the company notified the minority partners in its Hubei Tongji Benda Ebei Pharmaceutical Co. Ltd. joint venture in Hubei Province China today that it did not believe it would be in the best interest of its shareholders to advance additional funds to complete acquisition of its interest or to provide additional working capital.  It is anticipated that discussions and negotiations will take place over the next several weeks which may lead to the company holding a minority position in the Joint Venture, selling its interest in the joint venture back to the vendors (a company controlled by the minority partners) or other outcome which is not yet determined.  Additional information will be made available once a definitive agreement has been determined.

"Safe Harbor” Statement:

This news release contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the forward-looking statements contained herein. Detailed information about many risk factors are set forth in Amersin’s periodic filings with the Securities and Exchange Commission including, but not limited to, those risks and uncertainties listed in the sections entitled "Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis” in Amersin’s most recent Quarterly Report on Form 10-QSB. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or the Amersin web site at http://www.amersin.com. Amersin is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information contact:

Corporate Communications

Amersin Life Sciences Corporation

Howard Milne: 604-881-2899 ext 220

Fax: 604-881-2892

E-Mail: Howard @ amersin.com